EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 6, 2000, included in Stone Energy Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included or incorporated by reference in this Registration Statement on Form S-8.

                                                        /s/  Arthur Andersen LLP

New Orleans, Louisiana
February 1, 2001